NEWS RELEASE

                                           Contact: Donald F. Gayhardt
                                                    President
                                                    Dollar Financial Group, Inc.
FOR IMMEDIATE RELEASE                               (610) 640-5925
---------------------

          DOLLAR FINANCIAL GROUP, INC. ISSUES UPDATED REVENUE ESTIMATE
               FOR FISCAL SECOND QUARTER ENDED DECEMBER 31, 2004

Company also Provides  Updated  Revenue  Outlook for Fiscal Year Ending June 30,
2005


BERWYN, Pennsylvania, January 5, 2005- Dollar Financial Group, Inc. ("Dollar" or the "Company") today provided updated revenue estimates with respect to its fiscal second quarter and six month period ending December 31, 2004. This estimate supersedes the guidance given in the Company's first quarter earnings call on November 4, 2004.

For its fiscal second quarter ended December 31, 2004, the Company expects revenues of $71.0 million to $72.0 million compared to $60.8 million for the fiscal second quarter ended December 31, 2003. For the fiscal second quarter, the Company expects comparable store (defined as company owned stores that were open for at least 15 continuous months prior to December 31, 2004), franchised store, and document transmitter revenues to increase between 16.0% and 17.0%.

For the six month period ended December 31, 2004, the Company expects revenues of $137.2 million to $138.2 million compared to $117.8 million for the six month period ended December 31, 2003. For the six month period ended December 31, 2004, the Company expects comparable store, franchised store, and document transmitter revenues to increase between 15.0% and 16.0%.

The Company expects to release earnings for these periods on or before the week of February 7, 2005.

Outlook for Fiscal Year Ending June 30, 2005

The Company expects total revenues for fiscal 2005 to range between $270.0 million and $275.0 million. This statement is made only as of January 5, 2005 and indicates only the expectations of the Company's management as of that date. The statement supersedes any and all previous statements made by the Company regarding the matters addressed. The statement is a "forward-looking statement," cannot be guaranteed and may prove to be wrong.

This outlook is based upon various assumptions, which include, but are not limited to, the following: (1) the opening of 50-55 newly-constructed company-owned stores in fiscal 2005 and the opening of approximately 25 franchised stores in fiscal 2005; (2) no material change for the balance of the fiscal year in the products or services that are offered at the Company's locations as of December 31, 2004 or in the terms or procedures for offering such products and services; and (3) no material adverse results from any litigation or regulatory proceedings against the Company, either currently existing or that may arise in the future.

About the Company

Dollar is a leading international financial services company serving under-banked consumers. Our customers are typically lower- and middle-income working-class individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from us rather than from banks and other financial institutions. This release does not include the operations of the Company's parent company Dollar Financial Corp. Additional information about the Company can be found on its website at www.dfg.com.

Forward Looking Statement

This release contains forward-looking statements regarding the Company's estimated performance for future periods. Actual results for such periods may materially differ. Such forward-looking statements involve risks and uncertainties, including risks related to depository institutions and of changing market conditions in the overall economy and the industry, international currency rates, consumer demand, the opening of new stores, the success of the Company's acquisition strategy and other factors detailed from time to time in the Company's annual and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.


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